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The Crown League
Published by Daniel Buerge [?] · March 5 at 8:05 AM ·

The age of professional fantasy football has arrived. Pre-registration for franchise shares is officially open. Take the first step in your path to sports ownership today.

https://thecrownleague.com/franchises/



The Crown League
Published by Daniel Buerge [?] · March 11 at 2:10 PM ·

Portland? St. Louis? Honolulu? The Crown League needs your help! Bring a professional fantasy football team to your hometown by voting in our franchise location poll.

Vote now! https://thecrownleague.com/franchises/


PICK OUR
12TH
FRANCHISE
LOCATION
?

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The Crown League
Published by Daniel Buerge [?] · March 26 at 12:28 PM ·

We're just 163 days from kicking off the inaugural Crown League season. Make sure you're ready for the action by following the pre-registration steps below.

1. Visit thecrownleague.com/franchises
2. Select your preferred market (or vote for your hometown!)
3. Submit email for pre-registration
4. Check back soon for franchise identity reveals!



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thecrownleague
thecrownleague The inaugural Crown League franchises will be revealed soon. Ensure you're one of the first to see them by visiting our #linkinbio & pre-registering today.
thecrownleague .
#FantasyFootball
#FantasyFootballDraft
#FantasyFootballLeague #Fantasy
#Football #NFL #SportsBetting
#FantasyFootballTips
#FantasyFootballTeam
#FantasySports
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PICK OUR
12TH
FRANCHISE
LOCATION
thecrownleague
thecrownleague Have you ever wanted to bring a professional franchise to your hometown? Now's your chance. Visit our #LinkInBio to cast your vote!
thecrownleague .
Liked by matsposta and 29 others
Add a comment...


thecrownleague
thecrownleague Psst... pre-registration is officially open for @thecrownleague's inaugural franchises, and even contains an exclusive look at the markets they'll call home. Follow our #LinkInBio and visit thecrownleague.com/franchises to learn more.
Liked by matsposta and 39 others
MARCH 4
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thecrownleague Stay connected to all things Crown League by subscribing to our newsletter. Visit thecrownleague.com and enter your email address to put your name on the list today.
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fasthighlights Yeah your feed is awesome
thecrownleague @fasthighlights
APRIL 3


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thecrownleague Happy Friday, fantasy fans. Have you pre-registered for Crown League shares yet? Hit our #LinkInBio and reserve your place in line for the first professional fantasy football league.
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MARCH 29

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VOTE! 1w
PICK OUR
12TH
FRANCHISE
LOCATION
VOTE NOW!
THECROWNLEAGUE.COM/FRANCHISES


PRE-REG 1w
FRANCHISE
PRE-REGISTRATION IS
NOW AVAILABLE


WELCOME TO PROFESSIONAL
FANTASY FOOTBALL.
#LINKINBIO
PRE-REGISTER FOR SHARES TODAY.
OWNER
STAKEHOLDER
PLAYER
INVESTOR

Twitter Newsfeed



The Crown League @TheCrownLeague · Mar 11
Want to bring @thecrownleague to your hometown? Of course you do.
Cast your vote now to help determine the location of our 12th franchise.
thecrownleague.com/franchises/
PICK OUR
12TH
FRANCHISE
LOCATION
?



The Crown League @TheCrownLeague · Mar 13
#InstagramDown
#FacebookDown
But @thecrownleague isn't!
Pre-register for franchise shares today & get ready for professional fantasy football. thecrownleague.com/franchises/
THE CROWN LEAGUE
TCRL



Pinned Tweet
The Crown League @TheCrownLeague · Mar 4
Psst... pre-registration is officially open for @thecrownleague's inaugural franchises, and even contains an exclusive look at the markets they'll call home.
Want to learn more? thecrownleague.com/franchises/



The Crown League @TheCrownLeague · Mar 7
Have you pre-registered yet? What are you waiting for? Fantasy immortality awaits!
Franchises - Crown League
thecrownleague.com
3
Show this thread

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The Crown League @TheCrownLeague · Mar 29
Well would you look at the time!

```
      12
   11  ^  1
 10    |    2
9      o--> Pre-Registration
 8          4
   7      5
      6
```

Reserve your spot today.

Franchises - Crown League
The Crown League is the first professional fantasy sports league, owned and influenced by you, the public.
thecrownleague.com


The Crown League @TheCrownLeague · Mar 7
Have you pre-registered yet? What are you waiting for? Fantasy immortality awaits! 👇

Franchises - Crown League
The Crown League is the first professional fantasy sports league, owned and influenced by you, the public.
thecrownleague.com

3


The Crown League @TheCrownLeague · Mar 13
#InstagramDown
#FacebookDown
But @thecrownleague isn't!

Pre-register for franchise shares today & get ready for professional fantasy football. 🏈 thecrownleague.com/franchises/


The Crown League @TheCrownLeague · Apr 1
Professional fantasy football? It's not April Fools, it's @thecrownleague.

Want to learn more? thecrownleague.com

CROWN
Professional Fantasy Football

Website Legend - Copy



ABOUT US
CAREERS
SEC FILINGS
PRIVACY POLICY
INVESTOR RELATIONS
TERMS & CONDITIONS
CONTACT US
No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification. An indication of interest involves no obligation or commitment of any kind. We have filed Offering Statements with regarding these offerings with the SEC. The Preliminary Offering Circulars that are part of these Offering Statements can be viewed at the link above.
© 2019 CrownThrown, Inc.

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HOW IT WORKS
WHY INVEST
FRANCHISES
ABOUT US
Ever dreamed of owning a professional sports team? This is your chance.
The Crown League is the first professional fantasy sports league, owned and influenced by you, the public.
THE CROWN LEAGUE
Learn More
Request your invitation to The Crown League
ENTER EMAIL ADDRESS
SUBMIT
THE CROWN LEAGUE
A New Era In Fantasy
By professionalizing fantasy sports and selling team shares to the public, The Crown League is creating the first pro sports team investment opportunity for the average fan.
HOW IT WORKS

Website Legend - Franchise



HOW IT WORKS
WHY INVEST
FRANCHISES
ABOUT US
Franchises
Don't miss out on the opportunity to become a Crown League owner!
Pre-register now to secure your place in line when we announce our 12 inaugural franchises in late Spring 2019.
*Share availability will be subject to qualification by the SEC.
COMING SOON
Atlanta
Pre-Register
COMING SOON
Chicago
Pre-Register
COMING SOON
Denver
Pre-Register
COMING SOON
Florida
Pre-Register
COMING SOON
Las Vegas
Pre-Register
COMING SOON
Los Angeles
Pre-Register
COMING SOON
New England
Pre-Register
COMING SOON
New York
Pre-Register

Website Legend - SEC Filings


HOW IT WORKS
WHY INVEST
FRANCHISES
ABOUT US
SEC Filings

We have filed Offering Statements regarding these offerings with the SEC.

The Preliminary Offering Circulars that are part of those Offering Statements can be viewed here:

ATLANTA	CHICAGO	DENVER	FLORIDA
LAS VEGAS	LOS ANGELES	NEW ENGLAND	NEW YORK
PHILADELPHIA	SEATTLE	TBD	TEXAS


ABOUT US
CAREERS
SEC FILINGS
PRIVACY POLICY
INVESTOR RELATIONS
TERMS & CONDITIONS
CONTACT US